UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 15, 2018
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Accounting Officer

Effective February 15, 2018, the Board of Directors of STORE Capital Corporation (the “Company”) appointed Stacy M. LaFrance to the position of Senior Vice President – Chief Accounting Officer, to serve until her successor is appointed or until her earlier resignation or removal.

Ms. LaFrance, age 47, joined the Company in 2015 as Vice President, Technical Accounting and Compliance. Prior to joining the Company, Ms. LaFrance served from 2013 to 2014 as the Vice President, Corporate Controller for American Residential Properties, a single-family rental home real estate investment trust (“REIT”) prior to its acquisition by American Homes 4 Rent.  From 2010 to 2013, Ms. LaFrance held the position of corporate controller for two additional companies in Arizona. Prior to 2010, Ms. LaFrance was an audit senior manager with Ernst & Young LLP. Ms. LaFrance has been an Arizona certified public accountant since 1996 and received a B.S. in accounting from Arizona State University and a Master of Accountancy from Stetson University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: February 16, 2018
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel